UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2010

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 North Valley Road, Paoli, Pennsylvania		19301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anthony J. Conti was appointed to the Board of Directors of AMETEK, Inc., or the "Company," effective July 29, 2010. Mr. Conti joined the Board as an independent director and was also appointed to serve on the Audit Committee of the Board of Directors. There is no arrangement or understanding between Mr. Conti and any other person pursuant to which he was appointed as a director.

Non-employee directors receive compensation for service as a director as described in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 15, 2010. On July 29, 2010, the Company’s Board of Directors increased the annual basic retainer fee from $45,000 to $55,000, retroactive to January 1, 2010, for all non-employee directors. Accordingly, Mr. Conti will receive the pro rata portion of the annual fee which will be $27,500, paid on a quarterly basis. In addition, non-employee directors receive $3,750 for each of the four in person meetings of the Board of Directors they attended. There are no additional fees for attendance at the Board meetings held by telephone or committee meetings. Non-employee directors are also entitled to restricted stock and option awards. On July 29, 2010, Mr. Conti received a grant of 688 shares of restricted stock at $44.15 and options to purchase 2,114 shares of common stock with an exercise price of $44.15, vesting in four equal annual installments beginning one year from the date of grant.

On July 30, 2010, the Company issued a press release announcing Mr. Conti’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

99.1 Copy of press release issued by AMETEK, Inc. on July 30, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

July 30, 2010	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Copy of press release issued by AMETEK, Inc. on July 30, 2010.